Exhibit 99.906CERT

Exhibit (b)

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Michael W. Malafronte, President and Chief Executive Officer, and Stefanie J. Hempstead, Treasurer and Chief Financial Officer of IVA Fiduciary Trust (the “Trust”), each certify that to his and her knowledge:

1.

The Trust’s periodic report on this Form N-CSR (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:

/s/ Michael W. Malafronte

Michael W. Malafronte

President and Chief Executive Officer

Date:

May 27, 2011

By:

/s/ Stefanie J. Hempstead

Stefanie J. Hempstead

Treasurer and Chief Financial Officer

Date:

May 27, 2011

A signed original of this written statement has been provided to the Trust and will be retained by the Trust and furnished to the Commission or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.